EXHIBIT 31.2
CERTIFICATION
I, Robert C. Flexon, certify that:
     1. I have reviewed this Amendment No. 1 on Form 10-K/A of NRG Energy, Inc.; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Robert C. Flexon
Robert C. Flexon
Chief Financial Officer
(Principal Financial Officer)
Date: April 30, 2009